Exhibit  11.  Statement  Re  Computation  of  Per  Share  Earnings

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BRYLANE  INC.
COMPUTATION  OF  PER  SHARE  EARNINGS
(Unaudited)



                                                         Thirteen Weeks Ended   Thirteen Weeks Ended  Twenty-six Weeks Ended
                                                         ---------------------  --------------------- ----------------------
                                                         August 1, 1998         August 2, 1997        August 1, 1998
                                                         ---------------------  --------------------- ----------------------
Computation of Basic Earnings Per Share
-------------------------------------------------------
Net income. . . . . . . . . . . . . . . . . . . . . . .  $              11,963  $             10,648  $               24,281

Weighted average number of basic shares outstanding . .             18,447,040            19,471,445              18,165,966

Basic earnings per share. . . . . . . . . . . . . . . .  $                0.65  $               0.55  $                 1.34

Computation of Diluted Earnings Per Share
-------------------------------------------------------
Net income. . . . . . . . . . . . . . . . . . . . . . .  $              11,963  $             10,648  $               24,281
Add:  Interest on convertible debt, net of income taxes                     --                   188                      --
                                                         ---------------------  --------------------  ----------------------
Adjusted net income . . . . . . . . . . . . . . . . . .                 11,963                10,836                  24,281

Weighted average number of basic shares outstanding . .             18,447,040            19,471,445              18,165,966

     Add:
     Issuance of shares upon conversion
          of convertible redeemable preferred stock . .                 30,110                75,000                  49,305
     Shares purchased under the treasury
          stock method. . . . . . . . . . . . . . . . .                181,073                34,900                 280,076
     Issuance of shares upon the conversion
          of the convertible note . . . . . . . . . . .                     --               727,273                  73,161
                                                         ---------------------  --------------------  ----------------------

Total weighted average number of dilutive shares. . . .             18,658,223            20,618,618              18,568,508

Diluted earnings per share. . . . . . . . . . . . . . .  $                0.64  $               0.53  $                 1.31





														 Twenty-six Weeks Ended
														 ----------------------
                                                         August 2, 1997
                                                         ----------------------
Computation of Basic Earnings Per Share
-------------------------------------------------------
Net income. . . . . . . . . . . . . . . . . . . . . . .  $               16,124

Weighted average number of basic shares outstanding . .              19,471,445

Basic earnings per share. . . . . . . . . . . . . . . .  $                 0.83

Computation of Diluted Earnings Per Share
-------------------------------------------------------
Net income. . . . . . . . . . . . . . . . . . . . . . .  $               16,124
Add:  Interest on convertible debt, net of income taxes                     375
                                                         ----------------------
Adjusted net income . . . . . . . . . . . . . . . . . .                  16,499

Weighted average number of basic shares outstanding . .              19,471,445

     Add:
     Issuance of shares upon conversion
          of convertible redeemable preferred stock . .                  75,000
     Shares purchased under the treasury
          stock method. . . . . . . . . . . . . . . . .                 306,618
     Issuance of shares upon the conversion
          of the convertible note . . . . . . . . . . .                 727,273
                                                         ----------------------

Total weighted average number of dilutive shares. . . .              20,580,336

Diluted earnings per share. . . . . . . . . . . . . . .  $                 0.80


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